PATENT SALE AGREEMENT

This Patent Sale Agreement (“Agreement”) is entered into on May 10, 2010 (Effective  Date) by and between P.T Holding, represented by its owner Dr. Boris Sigalov, from 31/10 Hofein Street, Holon, Israel (“Seller”), Dr. Boris Sigalov, from 31/10 Hofein Street, Holon, Israel (the "Inventor") and SolarFlex Corp., a Delaware Corporation, having its principle place of business at 113 Barksdale Professional Center, Newark, Delaware, USA 19711 ("Purchaser")

RECITALS

Whereas,        Purchaser desires to purchase Seller’s Patent Rights (as defined below), and Seller is willing to sell such Patent Rights to Purchaser under the terms and conditions set forth herein;

Now, Therefore, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1. Definitions

For the purposes of this Agreement, the terms hereunder shall have the meanings as defined below:

1.1.1
“Patent Rights” shall mean the specific patent application listed in Exhibit A and any future application which claims priority of the Patent Application (the “Patent Application and/or "Patent”), the same to be held by and enjoyed by Purchaser to the full end of the term for which said Patents are granted, together with all rights of actions for past infringement thereof including the right to recover damages for said infringement.

2. Transfer of Patents and Additional Rights

2.1          Seller hereby agrees to sell, assign, transfer and convey to Purchaser all of Seller’s right, title and interest in and to the worldwide Patent Rights. This sale includes all right, title and interest of Seller in all causes of action and enforcement rights for the Patents, including all of its rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patent Rights.

3. Consideration

3.1          In consideration for the sale of the Patent Rights to Purchaser under this Agreement, Purchaser agrees to pay to Seller a sum equal to 10% (ten percent) of the royalties that Seller will receive in relation to the Patent for an indefinite period.

4.	Representations and Warranties

4.1          Mutual Representations and Warranties

Each party represents and warrants to the other as follows:

(a)  it has the complete and unrestricted power and right to enter into this Agreement and to perform its obligations hereunder;

(b) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party;

(c) all consents, approvals and authorizations from all governmental authorities, administrative or other agencies, trustees or any other persons having authority over such party required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained.

 (d) it has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other party pursuant to this Agreement.

4.2          Seller and Inventor Representations and Warranties

(a) prior to assigning the Patent Application to the Seller, the Inventor was the true owner of all right, title and interest in and to the Patent Rights, and Inventor and Seller know of no asserted or unasserted claims of ownership of the Patent Rights by any party other than the Seller;

(b) Seller knows of no inventors of the Patent Rights other than the Inventor, and knows of no asserted or unasserted claims of inventorship of the Patent Rights by any person other than the named inventors of the Patent Rights; and

(c) Seller knows of no asserted claims of prior invention of the Patent rights by any third party.

5.	Disclaimer of Other Warranties

The warranties set forth in Article 5 above are provided in lieu of, and each party hereby disclaims, all other warranties, express and implied, relating to the subject matter of this Agreement, including but not limited to the implied warranties of merchantability and fitness for a particular purpose, title, validity of the patent rights, and non-infringement of third party rights.

6.	General Provisions

6.1          Paragraph Headings

The paragraph headings are inserted only for purposes of reference. Such captions shall not affect the scope, meaning or intent of the provisions of this Agreement nor shall such headings otherwise be given any legal effect.

6.2          Joint Drafting

Seller and Purchaser acknowledge that each has participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by Seller and Purchaser. They intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter or any specific language contained herein.

6.3 Forum

This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of ISRAEL. It is hereby agreed between the parties to this Agreement that all disputes arising from the terms and/or subject matter of this Agreement shall be submitted to the jurisdiction of the appropriate courts of Tel Aviv, Israel.

6.4 Notices.

Any notice, request, or communication under this Agreement shall be effective only if it is in writing and personally delivered; sent by certified mail, postage pre-paid; facsimile with receipt confirmed; or by nationally recognized overnight courier with signature required, addressed to the parties at the addresses stated below or such other persons and/or addresses as shall be furnished in writing by any party in accordance with this Section 6.4. Unless otherwise provided, all notices shall be sent:

If to Purchaser; to

SolarFlex Corp.,
113 Barksdale Professional Center,
Newark, Delaware, USA 19711

If to Seller, to:

P.T Holding
31/10 Hofein Street,
Holon,
Israel

If sent by facsimile transmission, the date of transmission shall be deemed to be the date on which such notice, request or communication was given. If sent by overnight courier, the next business day after the date of deposit with such courier shall be deemed to be the date on which such notice, request or communication was given. If sent by certified mail, the third business day after the date of mailing shall be deemed the date on which such notice, request or communication was given.

7.5 Entire Agreement

This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, including any letter of intent. No oral agreement or explanation by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in writing signed by authorized representatives of both parties.

7.6 Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Seller:
By:
DR BORIS SIGALOV /S/
Name:
Title: OWNER AND DIRECTOR OF P.T. HOLDINGS

MARCH 10 2010

Purchaser
By:
Name: SERGEI ROGOV /S/
Title: CEO/DIRECTOR OF SOLARFLEX CORP

MARCH 10 2010

EXHIBIT A

Country of filing	No. of application	Title of patent application

Israel	198369	Solar Element and Method of manufacturing the Same